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            PRODUCTION OPERATORS CORP AND CONSOLIDATED SUBSIDIARY
             COMPUTATION OF NET INCOME PER SHARE OF COMMON STOCK
                 FOR THE FIVE YEARS ENDED SEPTEMBER 30, 1996


                                                                       Year Ended September 30,
                                                          1992                                   1993
                                                                     Fully                               Fully
                                                  Primary           Diluted           Primary           Diluted
Weighted average common shares
 outstanding during year                        8,997,000         8,997,000        10,024,000        10,024,000

Shares of common stock assumed
 issued upon exercise of options
 using the "treasury stock method"-
  (a) Average market price during year            263,000                --           139,000                --
  (b) Market price at end of year                      --           264,000                --           151,000

Shares of common stock outstanding assuming
 conversion of 9.25% convertible debentures            --           337,000                --

Adjusted weighted average shares of
 common stock outstanding during year           9,260,000         9,598,000        10,163,000        10,175,000

Income from continuing operations             $10,671,000       $10,671,000       $ 8,677,000       $ 8,677,000
Reduction in interest expense, net of tax
 effect, from assumed conversion of
 9.25% convertible debentures                          --           386,000                --                --
Adjusted income from continuing operations     10,671,000        11,057,000         8,677,000         8,677,000
Income (loss) from discontinued operations      2,010,000         2,010,000         2,796,000         2,796,000
Cumulative effect of change in accounting
 principle (SFAS No. 109)                              --                --                --                --

Adjusted net income                           $12,681,000       $13,067,000       $11,473,000       $11,473,000

Per share data:
  Primary and fully diluted:
    Income from continuing operations               $1.15             $1.15             $ .85             $ .85
    Income (loss) from discontinued
     operations                                       .22               .22               .28               .28
    Cumulative effect of change in accounting
     principle (SFAS No. 109)                          --                --                --                --
    Total                                           $1.37             $1.37(A)          $1.13             $1.13



                                                                     Year Ended September 30,
                                                              1994                              1995
                                                                   Fully                                Fully
                                                   Primary        Diluted           Primary            Diluted

Weighted average common shares
 outstanding during year                        10,069,000       10,069,000        10,097,000        10,097,000

Shares of common stock assumed
 issued upon exercise of options
 using the "treasury stock method"-
  (a) Average market price during year             111,000              --            106,000                --
  (b) Market price at end of year                       --         109,000                 --           139,000

Shares of common stock outstanding assuming
 conversion of 9.25% convertible debentures             --              --                 --                --

Adjusted weighted average shares of
 common stock outstanding during year           10,180,000      10,178,000         10,203,000        10,236,000

Income from continuing operations              $10,992,000     $10,992,000        $13,977,000       $13,977,000
Reduction in interest expense, net of tax
effect, from assumed conversion of
9.25% convertible debentures                            --              --                 --                --
Adjusted income from continuing operations      10,992,000      10,992,000         13,977,000        13,977,000
Income (loss) from discontinued operations       1,005,000       1,005,000         (7,151,000)       (7,151,000)
Cumulative effect of change in accounting
 principle (SFAS No. 109)                          200,000         200,000                 --                --

Adjusted net income                            $12,197,000     $12,197,000        $ 6,826,000       $ 6,826,000

Per share data:
  Primary and fully diluted:
    Income from continuing operations                $1.08           $1.08              $1.37             $1.37
    Income (loss) from discontinued
     operations                                        .10             .10               (.70)             (.70)
    Cumulative effect of change in accounting
     principle (SFAS No. 109)                          .02             .02                 --                --
    Total                                            $1.20           $1.20              $ .67             $ .67



                                                   Year Ended September 30,
                                                             1996
                                                                   Fully
                                                 Primary          Diluted

Weighted average common shares
 outstanding during year                       10,160,000        10,160,000

Shares of common stock assumed
 issued upon exercise of options
 using the "treasury stock method"-
 (a) Average market price during year             131,000               --
 (b) Market price at end of year                       --          158,000

Shares of common stock outstanding assuming
 conversion of 9.25% convertible debentures            --               --

Adjusted weighted average shares of
 common stock outstanding during year           10,291,000       10,318,000

Income from continuing operations              $17,496,000      $17,496,000
Reduction in interest expense, net of tax
 effect, from assumed conversion of
 9.25% convertible debentures                           --               --
Adjusted income from continuing operations      17,496,000       17,496,000
Income (loss) from discontinued operations              --               --
Cumulative effect of change in accounting
 principle (SFAS No. 109)                               --               --

Adjusted net income                            $17,496,000      $17,496,000

Per share data:
  Primary and fully diluted:
    Income from continuing operations                $1.70            $1.70
    Income (loss) from discontinued
     operations                                         --               --
    Cumulative effect of change in accounting
     principle (SFAS No. 109)                           --               --
    Total                                            $1.70            $1.70


NOTES:
(A) Conversion of the debentures would have an anti-dilutive effect, therefore, primary share data is repeated.
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